UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 16, 2014 (October 15, 2014)

VENOCO, INC.

DENVER PARENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	Venoco, Inc. 001-33152 Denver Parent Corporation 333-191602	Venoco, Inc. 77-0323555 Denver Parent Corporation 44-0821005
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 3900 Denver, Colorado	80202-1370
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 626-8300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 15, 2014, Venoco, Inc. (“Venoco”) entered into a sixth amendment to its revolving credit agreement in connection with the planned sale of its West Montalvo properties and other matters.  Depending on the timing of Venoco’s receipt of certain consents to assign, that sale may be completed in two stages.  The amendment provides that certain prior covenant breaches by Venoco under the agreement are waived, with the effectiveness of such waiver being conditioned on the closing of the sale of a specified portion of the West Montalvo properties, and Venoco’s use of the greater of $135 million or the proceeds of such sale to reduce amounts outstanding under the revolving credit facility, by October 31, 2014.  Venoco will also be required to use proceeds from the closing of the sale of the remainder of the West Montalvo properties to reduce amounts outstanding under the facility.

Under the revolving credit agreement as amended, the borrowing base under the facility will be reduced to $90 million when both phases of the West Montalvo sale are completed.  In addition, the amendment changed provisions of the agreement relating to reductions in the borrowing base in the event of asset sales to lower the threshold at which asset sales will result in reductions to the borrowing base and to provide greater specificity as to the amount of such reductions.

With respect to the financial covenants in the revolving credit agreement, the amendment (i) eliminated the debt-to-EBITDA covenant, (ii) changed the maximum permitted ratio of secured debt to EBITDA to 1.25 to 1.00 (commencing as of the quarter ending December 31, 2014) and (iii) changed the maximum permitted ratio of interest expense to EBITDA to 1.30 to 1.00.

The foregoing is only a summary of the amendment, and does not purport to be a complete description of the amendment or the revolving credit agreement as amended.  The text of the amendment, which is incorporated by reference herein, is set forth as Exhibit 10.1 hereto.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

Exhibit No.	Description

10.1

Sixth Amendment and Waiver to Credit Agreement, dated as of October 15, 2014, by and among Venoco, Inc., Citibank, N.A. as administrative agent, the lenders party thereto, and certain subsidiaries of Venoco, Inc. party thereto as guarantors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2014

DENVER PARENT CORPORATION
VENOCO, INC.

	By:	/s/ Timothy Ficker
	Name:	Timothy Ficker
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Sixth Amendment and Waiver to Credit Agreement, dated as of October 15, 2014, by and among Venoco, Inc., Citibank, N.A. as administrative agent, the lenders party thereto, and certain subsidiaries of Venoco, Inc. party thereto as guarantors.